Exhibit 10.12

SENSATA TECHNOLOGIES HOLDING B.V.

FIRST AMENDED AND RESTATED 2006 MANAGEMENT OPTION PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE; ADMINISTRATION

1.1 Establishment. On April 27, 2006 (the “Effective Date”), Sensata Technologies Holding B.V., a private limited liability company incorporated under the laws of the Netherlands (the “Company”), established an equity incentive plan known as the “Sensata Technologies Holding B.V. 2006 Management Option Plan” (the “Original Plan”). The Original Plan was amended and restated by the Company’s management board (the “Board”) on September 29, 2006 pursuant to a written resolution of the Board, and from and after such date the Original Plan, as amended and restated, became known as the “Sensata Technologies Holding B.V. First Amended and Restated 2006 Management Option Plan” (the “Plan”).

1.2 Purpose. The Plan is intended to promote the long-term growth and profitability of the Company and its Subsidiaries by providing those persons who are or will be involved in the Company’s and its Subsidiaries’ growth with an opportunity to acquire an ownership interest in the Company, thereby encouraging such persons to contribute to and participate in the success of the Company and its Subsidiaries. Under the Plan, the Company may make Awards (as defined in Section 3.1) to such present and future officers, directors, employees, consultants, and advisors of the Company or its Subsidiaries as may be selected in the sole discretion of the Board (collectively, “Participants”). Participation in the Plan is voluntary.

1.3 Administration. The Board shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Plan, including, but not limited to the full power and authority (a) to interpret the terms of this Plan, the terms of any Awards made under this Plan, and the rules and procedures established by the Board governing any such Awards, (b) to determine the rights of any person under this Plan, or the meaning of requirements imposed by the terms of this Plan or any rule or procedure established by the Board, (c) to select Participants for Awards under the Plan, (d) to set the exercise price of any Options granted under the Plan, (e) to establish performance and vesting standards, (f) to impose such limitations, restrictions and conditions upon such Awards as it shall deem appropriate, (g) to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (h) to correct any defect or omission or reconcile any inconsistency in the Plan, and (i) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan, subject to such limitations as may be imposed by the Code or other applicable law. Each action of the Board shall be binding on all persons. The Board may, to the extent permissible by law, delegate any of its authority hereunder to such persons as it deems appropriate.

ARTICLE II

DEFINITIONS

As used in this Plan, unless otherwise specified in an Award Agreement, the following terms shall have the meanings set forth below:

“Adjusted IPO Price” means a price per Ordinary Share equal to the price per Ordinary Share received by the Company and its securityholders in the Initial Public Offering; provided that, if the Initial Public Offering takes place prior to the fifth anniversary of the Effective Date, then the Adjusted IPO Price means a price per Ordinary Share determined as follows:

Adjusted IPO Price = P × 1.15(D/365)

whereby “P” equals the price per Ordinary Share received by the Company and its securityholders in the Initial Public Offering and “D” equals the number of calendar days by which the date of the Initial Public Offering precedes the fifth anniversary of the Effective Date.

“Affiliate” of a Person means any other person, entity or investment fund controlling, controlled by, or under common control with such Person and, in the case of a Person which is a partnership, any partner of such Person.

“Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions, and limitations applicable to an Award, as amended from time to time. All Award Agreements shall be deemed to include all of the terms and conditions of the Plan, except to the extent otherwise set forth in an Award Agreement and approved by the Board.

“Award Securities” means, with respect to a Participant, any Ordinary Shares issued to such Participant upon exercise of any Options granted hereunder. For all purposes of this Plan, Award Securities will continue to be Award Securities in the hands of any holder other than a Participant (except for the Company, Luxco (or its designees) and purchasers pursuant to a Public Sale), and each such other holder of Award Securities will succeed to all rights and obligations attributable to such Participant as a holder of Award Securities hereunder. Award Securities will also include Ordinary Shares issued with respect to Award Securities by way of a security split, security dividend or other recapitalization.

“Bain” means, collectively, Bain Capital Fund VIII, L.P., Bain Capital VIII Coinvestment Fund, L.P., Bain Capital Fund VIII-E, L.P., Bain Capital Fund IX, L.P., Bain Capital IX Coinvestment Fund, L.P., Brookside Capital Partners Fund, L.P., Prospect Harbor Credit Partners, L.P., Sankaty Credit Opportunities, L.P., Sankaty Credit Opportunities II, L.P., Sankaty High Yield Partners III, L.P., BCIP Associates III, BCIP Trust Associates III, BCIP Associates III-B, BCIP Trust Associates III-B, and BCIP Associates-G.

“Cause” means, for any Participant, the meaning given to such term in an employment or other similar agreement entered into by such Participant and the Company or any of its Affiliates on or after the Effective Date and approved by the Board (which meaning shall continue to apply whether or not such agreement ceases to be effective, unless and until Participant subsequently enters into a superseding employment or other similar agreement that contains a definition of “Cause”, in which case the meaning in such superseding agreement shall apply), or, in the absence of any such agreement, it shall mean (i) the commission of, or indictment for, a felony or a crime involving moral turpitude or the commission of any other act or any omission to act involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) conduct that brings or is reasonably likely to bring the Company or its Subsidiaries into public disgrace or disrepute, (iii) failure to perform duties as reasonably directed by the Board or such Participant’s supervisor(s), if any, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, or (v) any breach of the terms of Article VIII or any other material breach of the terms of this Plan, an Award Agreement or any other agreement with the Company or any of its Subsidiaries to which such Participant is a party.

“CCMP Capital Asia” means, collectively, Asia Opportunity Fund II, L.P. and AOF II Employee Co-Invest Fund, L.P.

“Change in Control” means (i) any transaction or series of transactions in which the Sponsors (whether by merger, sale of securities, recapitalization, or reorganization) dispose of or sell more than 50% of the total voting power or economic interest in the Company or in Parent to one or more Independent Third Parties, and (ii) a sale or disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis; provided that, in the case of clause (i) above, such transaction shall only constitute a Change in Control if it results in the Sponsors ceasing to have the power (whether by ownership of voting securities, contractual right or otherwise), collectively, to elect a majority of the Board.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

“Competing Business” means any business engaged (whether directly or indirectly) in the design, manufacture, marketing, or sale of electromechanical or electronic sensors or controls.

“Disability” means, with respect to any Participant, the meaning given to such term in an employment or other similar agreement entered into by such Participant and the Company or any of its Affiliates on or after the Effective Date and approved by the Board (which meaning shall continue to apply whether or not such agreement ceases to be effective, unless and until Participant subsequently enters into a superseding employment or other similar agreement that contains a definition of “Disability”, in which case the meaning in such superseding agreement shall apply), or, in the absence of any such agreement, it shall mean such Participant’s incapacity due to physical or mental illness, which incapacity makes Participant eligible to receive disability benefits under the Company’s or its Subsidiaries’ long-term disability plans.

“Dutch Securities Act” means the Dutch Act on the Supervision of Securities Transactions 1995 (Wet toezicht effectenverkeer 1995), including the rules and regulations promulgated thereunder.

“Fair Market Value” of any Award Security (or any other security) means the fair market value of such Award Security (or such other security, as applicable) as determined in good faith by the Board, and such determination shall be binding and conclusive on the Company, the Participants and all other Persons interested in the Plan.

“Good Reason” means, for any Participant, the meaning given to such term in an employment or other similar agreement entered into by such Participant and the Company or any of its Affiliates on or after the Effective Date and approved by the Board (which meaning shall continue to apply whether or not such agreement ceases to be effective, unless and until Participant subsequently enters into a superseding employment or other similar agreement that contains a definition of “Good Reason”, in which case the meaning in such superseding agreement shall apply), or, in the absence of any such agreement, it shall mean (i) a material reduction in such Participant’s annual base salary without such Participant’s prior consent, other than any reduction which is generally applicable to such Participant’s peer executives or which is the result of a bona fide performance evaluation of such Participant in accordance with the Company’s or its Subsidiaries’ policies and practices, (ii) any material breach by the Company or any of its Subsidiaries of any agreement between such Persons and such Participant, or (iii) a change in such Participant’s principal office without such Participant’s prior consent to a location that is more than 100 miles from such Participant’s principal office on the Effective Date, in each case which is not cured to Participant’s reasonable satisfaction within 30 days after delivery of written notice thereof to the Company; provided that, in each case written notice of a Participant’s resignation with Good Reason must be delivered to the Company within 15 days after the occurrence of any such event in order for such Participant’s resignation with Good Reason to be considered as such.

“Independent Third Party” means any Person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) that, as of the date hereof, does not (together with its Affiliates) own in excess of 5% of the Company’s or Parent’s securities on a fully-diluted basis, who is not an Affiliate of any such 5% owner of the Company’s or Parent’s securities and who is not the spouse or descendent (by birth or adoption) of any such 5% owner of the Company’s or Parent’s securities.

“Initial Public Offering” means an initial public offering, after the Effective Date, of the Company’s Ordinary Shares pursuant to an offering registered under the Dutch Securities Act, the Securities Act, or any similar securities law applicable outside of the Netherlands or the United States, other than any such offerings which are registered on Forms S-4 or S-8 under the Securities Act or any similar form under any securities law applicable outside of the United States.

“Luxco” means Sensata Investment Company S.C.A., a société en commandite par actions organized under the laws of the Grand Duchy of Luxembourg.

“Management Securityholders Addendum” means the Management Securityholders Addendum, dated as of the date hereof, among the Company and certain of its securityholders, as amended from time to time, a copy of which is attached hereto as Exhibit A.

“Ordinary Shares” means the Company’s Ordinary Shares, par value €0.01 per share, or in the event that the outstanding shares of ordinary share capital are hereafter recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities.

“Parent” means Luxco, but only so long as Luxco continues to own Ordinary Shares which represent more than 50% of the total voting power or economic interest in the Company.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or any branch, department, agency, political subdivision or official thereof.

“Public Sale” means any sale pursuant to a registered public offering under the Dutch Securities Act, the Securities Act, or any similar securities law applicable outside of the Netherlands or the United States, or any sale to the public through a broker, dealer or market maker pursuant to Rule 144 promulgated under the Securities Act or any similar securities law applicable outside of the United States.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Sponsor Inflows” means, without duplication, as of any measurement date, all cash payments (excluding fees and expense reimbursements) received by the Sponsors (either directly or indirectly through Luxco) with respect to or in exchange for securities of the Company (whether such payments are received from the Company or any third party) from the issuance date of such securities through such measurement date. If such measurement date is the date of consummation of a Change in Control, any securities held by the Sponsors and not transferred in such Change in Control will be deemed to have been sold on such measurement date for the price per security for such securities implied by the Change in Control. If such measurement date is the date of consummation of the Initial Public Offering, any Ordinary Shares held by the Sponsors will be deemed to have been sold on such measurement date for the Adjusted IPO Price.

“Sponsor Outflows” means, without duplication, as of any measurement date, all cash payments made (either directly or indirectly through Luxco) by the Sponsors (on a cumulative basis) with respect to or in exchange for securities of the Company (whether such payments are made to the Company or any third party).

“Sponsors” means, collectively, Bain and CCMP Capital Asia, in each case together with their respective Affiliates.

“Subsidiary” means any corporation, partnership, limited liability company, or other entity in which the Company owns, directly or indirectly, stock or other equity securities or interests possessing 50% or more of the total combined voting power of such entity.

“Termination Date” means the date on which a Participant is no longer employed by the Company or any of its Subsidiaries for any reason. For the avoidance of doubt, a Participant’s Termination Date shall be considered to be the last date of his actual and active employment with the Company or one of its Subsidiaries, whether such day is selected by agreement with the Participant or unilaterally by the Company or such Subsidiary and whether advance notice is or is not given to the Participant; no period of notice that is or ought to have been given under applicable law in respect of the termination of employment will be taken into account in determining entitlement under the Plan.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, encumbrance or other disposition (whether with or without consideration and whether voluntary or involuntary or by operation of law, including to the Company or any of its Subsidiaries) of any interest.

ARTICLE III

AWARDS AND ELIGIBILITY

3.1 Awards. Awards under the Plan (“Awards”) may be granted in the form of non-qualified options to purchase Ordinary Shares pursuant to the Plan (“Options”), as described in Article IV of the Plan. No Option shall be an incentive stock option within the meaning of Section 422(a) of the Code or any successor provision. All Awards shall be made in the form of Options exercisable for Ordinary Shares. Each grant of Options shall be evidenced by a written Award Agreement containing such restrictions, terms and conditions, if any, as the Board may require; provided that, except as otherwise expressly provided in an Award Agreement, if there is any conflict between any provision of the Plan and an Award Agreement, the provisions of the Plan shall govern.

3.2 Maximum Securities Available. An aggregate of 12,532,236 Ordinary Shares shall be reserved for issuance hereunder with respect to Options. All Awards shall be subject to adjustment by the Board as follows. In the event of any reorganization, recapitalization, security split, security dividend, combination of securities, merger, consolidation or other change in the Ordinary Shares, the Board shall make appropriate equitable changes in the number and type of Ordinary Shares covered by outstanding Awards and the terms thereof as the Board determines in its sole discretion (absent manifest error) are necessary to prevent dilution or enlargement of rights of Participants under the Plan. Without limiting the generality of the foregoing, in the event of any such transaction, the Board shall have the power to make such changes as it deems appropriate in the number and type of securities covered by outstanding Awards, the prices specified therein and the securities or other property to be received upon exercise (which may include providing for cash payment (or no consideration) in exchange for cancellation of outstanding Options). If any Options expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of Ordinary Shares or payment thereunder, the securities with respect to which such Options were granted shall again be available under this Plan, subject to the foregoing maximum amounts. Similarly, if any Ordinary Shares issued upon exercise of Options are repurchased by the Company in accordance with the terms hereof, such Ordinary Shares shall again be available under this Plan for reissuance, subject to the foregoing maximum amounts. It is the intention under the Plan that the Board and the chief executive officer of the Company shall consult with each other in good faith for purposes of determining who should be issued Options in respect of Options that are made available pursuant to the preceding two sentences, it being the understanding that the Options described in the first sentence of this Section 3.2 will be and remain fully allocated to Participants and potential newly hired employees of the Company and its Subsidiaries. Ordinary Shares to be issued upon exercise of Options hereunder may be either authorized and unissued securities, treasury securities or a combination thereof, as the Board shall determine.

3.3 Eligibility. The Board may, from time to time, select the Participants who shall be eligible to participate in the Plan and the Awards to be made to each such Participant. The Board may consider any factors it deems relevant in selecting Participants and in making Awards to such Participants. The Board’s determinations under the Plan (including, without limitation, determinations of which persons are to receive Awards and in what amount) need not be uniform and may be made by it selectively among persons who are eligible to receive Awards under the Plan.

3.4 No Right to Continued Employment; No Entitlement to Future Awards. Nothing in this Plan or (in the absence of an express provision to the contrary) in any Award Agreement, as applicable, shall confer on any Participant any right to continue in the employment of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate such Participant’s employment at any time for any reason or to continue such Participant’s present (or any other) rate of compensation. The grant of an Award to any Participant shall not create any rights in such Participant to any subsequent Awards by the Company, no Award hereunder shall be considered a condition of such Participant’s employment, and no profit with respect to an Award shall be considered part of such Participant’s salary or compensation under any severance statute or other applicable law.

3.5 Exchange of Prior Awards. In connection with any new Award, the Board shall have the right, at its discretion, to condition a Participant’s receipt of such new Award on the requirement that such Participant return to the Company Awards previously granted to him or her under the Plan. Subject to the provisions of the Plan, such new Award shall be upon such terms and conditions as are specified by the Board at the time the new Award is made.

3.6 Securities Laws. The Plan has been instituted by the Company to provide certain compensatory incentives to Participants. The Plan is intended to qualify for an exemption from the obligation to have a prospectus made generally available under the Dutch Securities Act. In addition, the Plan is intended to qualify for an exemption from the registration requirements under the Securities Act pursuant to Rule 701 of the Securities Act and under applicable state securities laws in the United States and under applicable securities laws in other countries in which Awards are granted.

ARTICLE IV

OPTIONS

4.1 Options. The Board shall have the right and power to grant to any Participant, at any time prior to the termination of this Plan, Options in such quantity, at such price, on such terms and subject to such conditions that are consistent with this Plan and established by the Board. Options granted under this Plan shall be in the form described in this Article IV, or in such other form or forms as the Board may determine, and shall be subject to such additional terms and conditions and evidenced by Award Agreements, as shall be determined from time to time by the Board. Except as otherwise set forth in an Award Agreement, Options shall be subject to all of the terms and conditions contained in this Plan.

4.2 Vesting of Options. Unless otherwise specified in an Award Agreement, all Options shall be subject to vesting in accordance with the provisions of this Section 4.2. Options shall be exercisable by a Participant only to the extent that they are vested. In addition to the other requirements set forth in this Section 4.2, Options shall vest only so long as a Participant remains employed by the Company or one of its Subsidiaries. Unless otherwise set forth in an Award Agreement, all Awards of Options shall be divided into three equal portions, with each such portion exercisable for one-third of the Ordinary Shares for which such Options are exercisable, and such portions shall be referred to hereunder as “Tranche I Options”, “Tranche II Options” and “Tranche III Options”.

(a) Tranche I Vesting. The Tranche I Options will be subject to time vesting and will time vest on each date set forth below with respect to the cumulative percentage of Tranche I Options that is set forth opposite such date, provided that the Participant holding such Tranche I Options is, and has been, continuously employed by the Company or any of its Subsidiaries from the date of award through such determination date:

Date	Cumulative Percentage of Tranche I Options Vested
2nd anniversary of date of grant	40%
3rd anniversary of date of grant	60%
4th anniversary of date of grant	80%
5th anniversary of date of grant	100%

Notwithstanding the foregoing, all Tranche I Options shall be considered 100% vested upon consummation of a Change in Control.

(b) Tranche II Vesting. The Tranche II Options shall be subject to time and performance vesting, and will only be deemed fully vested when they have both time vested and performance vested in accordance with the terms hereof. The Tranche II Options will time vest in the same manner as the Tranche I Options. The Tranche II Options will performance vest upon the earlier to occur of a Change in Control or an Initial Public Offering in which the Sponsor Inflows prior to and in connection with such Change in Control or Initial Public Offering are at least two (2) times the Sponsor Outflows prior to such Change in Control or Initial Public Offering.

(c) Tranche III Vesting. The Tranche III Options shall be subject to time and performance vesting, and will only be deemed fully vested when they have both time vested and performance vested in accordance with the terms hereof. The Tranche III Options will time vest in the same manner as the Tranche I Options. The Tranche III Options will performance vest upon the earlier to occur of a Change in Control or an Initial Public Offering in which the Sponsor Inflows prior to and in connection with such Change in Control or Initial Public Offering are at least two and one-half (2.5) times the Sponsor Outflows prior to such Change in Control or Initial Public Offering.

4.3 Normal Expiration. All Options granted under this Plan shall expire at the close of business on the tenth anniversary of the date of grant to the Participant holding such Options, subject to earlier expiration as provided in this Article IV.

4.4 Expiration in Certain Circumstances.

(a) Expiration on Termination. Unless otherwise specified in an Award Agreement, if a Participant ceases to be employed by the Company and its Subsidiaries for any reason, then the portion of such Participant’s Options that have not fully vested as of the Termination Date shall expire at such time. The portion of a Participant’s Options that have fully vested as of such Participant’s Termination Date shall expire (i) 60 days after the Termination Date if such Participant ceases to be employed by the Company and its Subsidiaries for any reason other than termination with Cause or due to death or Disability, (ii) on the Termination Date if such Participant’s employment is terminated with Cause, and (iii) in the event such Participant dies or suffers a Disability, on the date that is six months after the date on which such Participant’s employment ceases due to such Participant’s death or Disability.

(b) Expiration on Change in Control or Initial Public Offering. Upon consummation of a Change in Control or an Initial Public Offering, all unvested Tranche II Options and Tranche III Options shall expire at the time of such consummation to the extent they do not otherwise performance vest in connection with such Change in Control or Initial Public Offering, as applicable, in accordance with the provisions of Section 4.2.

4.5 Exercise.

(a) Procedure for Exercise. Unless otherwise specified in an Award Agreement, at any time after all or any portion of a Participant’s Options have become vested and prior to their expiration, a Participant may exercise all or any specified portion of such vested Options by delivering written notice of exercise specifically identifying the particular Options (including whether the Options are Tranche I Options, Tranche II Options or Tranche III Options) to the Company (an “Exercise Notice”), together with (i) a written acknowledgment that such Participant has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to such Participant regarding the Company and (ii) payment in full by delivery of a cashier’s or certified check or wire transfer of immediately available funds in the amount equal to the product of the exercise price multiplied by the number of Award Securities to be acquired, plus the amount of any additional income taxes and employee social security contributions required to be withheld by reason of the exercise of the Options. At the discretion of the Board at any time, or at a Participant’s election in connection with an Initial Public Offering or a Change in Control, a Participant will be permitted to acquire Award Securities upon the exercise of Options without payment in cash therefor pursuant to a cashless exercise of such Options; provided that in connection with the exercise of Options to acquire Ordinary Shares, the Participant shall pay at least an amount in cash equal to the aggregate par value of all Ordinary Shares acquired upon the exercise of such Options, which amount shall be converted into U.S. Dollars based upon the currency exchange rate between Euros and U.S. Dollars as published in the Wall Street Journal on the date of grant of such Options (or at such other time as specified in an Award Agreement). Any cashless exercise shall be effectuated by the Company delivering Ordinary Shares to the Participant with a Fair Market Value equal to (a) the Fair Market Value of all Ordinary Shares issuable upon exercise of such Options, minus (b) the aggregate exercise price of all Ordinary Shares issuable upon exercise of such Options (together with the amount of any income taxes and employee social security contributions arising in respect of such cashless exercise), plus (c) any amounts paid by a Participant in respect of the Ordinary Shares issued upon exercise of such Options.

(b) Special Circumstances. In no event shall the Company, the Board, or any of their respective Affiliates be liable to any Participant or any other Person for any cost, expense, tax, liability or other detriment imposed on a Participant or any other Person under Section 409A of the Code related to such Participant’s acceptance of any Award or participation in the transactions contemplated by the Plan.

(c) Exercise Price. The exercise price of a Participant’s Options shall be specified in such Participant’s Award Agreement. Such exercise price shall be denominated in U.S. Dollars and determined based upon the currency exchange rate between Euros and U.S. Dollars as published in the Wall Street Journal on the date of grant of such Options (or at such other time as specified in an Award Agreement).

4.6 Representations on Exercise. In connection with any exercise of Options and the issuance of Award Securities thereunder (other than pursuant to an effective registration statement under the Securities Act), Participant shall by the act of delivering the Exercise Notice (and without any further action on the part of the Participant) represent and warrant to the Company that as of the time of such exercise:

(a) The Award Securities to be acquired by Participant upon exercise shall be acquired for Participant’s own account and not with a view to, or intention of, distribution thereof in violation of any securities laws in the United States or elsewhere applicable thereto, and the Award Securities shall not be disposed of in contravention of any federal or state securities laws in the United States or elsewhere.

(b) Participant is or was an employee of the Company or one of its Subsidiaries, is sophisticated in financial matters, and is able to evaluate the risks and benefits of the investment in the Award Securities.

(c) Participant is able to bear the economic risks of his investment in the Award Securities for an indefinite period of time and is aware that transfer of the Award Securities may not be possible because (A) such transfer is subject to contractual restrictions on transfer set forth herein and in the Management Securityholders Addendum and (B) the Award Securities have not been registered under any securities laws of the United States or elsewhere and, therefore, cannot be sold unless subsequently registered under any applicable securities laws in the United States and elsewhere or an exemption from such registration is available.

(d) Participant has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Award Securities issued upon exercise and has had full access to such other information concerning the Company as Participant has requested.

In connection with any exercise of Options, Participant shall make such additional customary investment representations as the Company may require and Participant shall execute such documents necessary for the Company to perfect exemptions from registration under any applicable federal and state securities laws in the United States and elsewhere as the Company may reasonably request.

4.7 INTENTIONALLY OMITTED.

4.8 Non-Transferability. All Options are personal to a Participant and, unless otherwise specified in an Award Agreement, are not Transferable by such Participant, other than by will or pursuant to applicable laws of descent and distribution. Only a Participant or his estate or heirs is entitled to exercise Options. All Award Securities issued pursuant to the exercise of any Option shall not be Transferable (other than pursuant to Article VI or as otherwise permitted pursuant to the terms of the Management Securityholders Addendum) by the Participant who exercised such Option and purchased such Award Securities (or any subsequent transferee). Any attempted Transfer of Options or Award Securities issued upon exercise thereof which is not specifically permitted under the Plan shall be null and void.

4.9 Rights as a Securityholder. A Participant holding Options shall have no rights as a securityholder with respect to any Award Securities issuable upon exercise thereof until the earlier of the date on which such Award Securities are identified on the share register(s) of the Company and the date on which a certificate is issued to such Participant representing such Award Securities. Except as otherwise expressly provided in the Plan or in any Award Agreement, no adjustment in respect of any Award Securities shall be made for cash dividends or other rights for which the record date is prior to the earlier of the date on which such Award Securities are identified on the share register(s) of the Company and the date on which a certificate is issued to such Participant representing such Award Securities.

ARTICLE V

JOINDER

5.1 Management Securityholders Addendum. Exercise of any Options shall constitute agreement by the Participant making such exercise to be bound by all of the terms and conditions of the Management Securityholders Addendum with respect to the Award Securities, or any other Company security, issuable to such Participant. All of the terms of the Management Securityholders Addendum are incorporated herein by reference.

ARTICLE VI

REPURCHASE OF SECURITIES

6.1 Repurchase Option. In the event that a Participant is no longer employed by the Company or any of its Subsidiaries for any reason, all Award Securities issued or issuable to such Participant, whether held by such Participant or one or more transferees of such Participant, will be subject to repurchase by the Company and Luxco (solely at their option), by delivery of one or more Repurchase Notices (as defined below) within the time periods set forth below, pursuant to the terms and conditions set forth in this Article VI (the “Repurchase Option”), unless otherwise set forth in the Award Agreement between the Company and the Participant. The Repurchase Option shall terminate on the first to occur of a Change in Control or the Initial Public Offering.

6.2 Termination for any Reason. Unless otherwise specified in an Award Agreement, if a Participant is no longer employed by the Company or any of its Subsidiaries for any reason, then on or after the Termination Date the Company may elect to purchase all or any portion of the Award Securities issued to such Participant at a price per security equal to the Fair Market Value thereof as determined as of a date determined by the Board that is the anticipated date of the Repurchase Closing (as defined in Section 6.3, and after giving effect to any suspension under Section 6.6). If a Participant is no longer employed by the Company or any of its Subsidiaries for any reason, such Participant shall not be entitled under any applicable law to any compensation by reference to his rights granted under the Plan or the benefits capable of being received under the Plan or any loss or diminution in value thereof.

6.3 Repurchase Procedures. Pursuant to the Repurchase Option, the Company may elect to exercise the right to purchase all or any portion of the Award Securities issued to a Participant by delivering written notice or notices (each, a “Repurchase Notice”) to the holder or holders of such Award Securities at any time and from time to time no later than 120 days after the Termination Date; provided that (a) if the Company or any of its Subsidiaries terminates the employment of a Participant without Cause, then the Company shall have 210 days to determine whether to exercise its right to purchase all or any portion of the Award Securities issued to such Participant (and in no event shall the Company deliver a Repurchase Notice to the holder or holders of such Award Securities within 180 days after the Termination Date), and (b) if a Participant’s employment ceases due to such Participant’s death or Disability, then the Company shall have 270 days to determine whether to exercise its right to purchase all or any portion of the Award Securities issued to such Participant. Each Repurchase Notice will set forth the number of Award Securities to be acquired from such holder(s), the repurchase price of such securities, the aggregate consideration to be paid for such securities and the time and place for the closing of the transaction (each, a “Repurchase Closing”). In the event that the Company elects to purchase a portion of such Award Securities pursuant to the terms of this Section 6.3, if any such Award Securities are held by transferees of such Participant, the Company shall purchase the securities elected to be purchased first from such Participant to the extent such Award Securities are then held by such Participant and second purchase any remaining securities elected to be purchased from such other holder(s) of Award Securities pro rata according to the number of Award Securities held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest security), and the number of each type of Award Security to be purchased will be allocated among such other holders pro rata according to the total number of Award Securities to be purchased from such persons.

6.4 Luxco Rights.

(a) If for any reason the Company does not elect to purchase all of the Award Securities (issued or issuable to a particular Participant) pursuant to the Repurchase Option pursuant to one or more Repurchase Notices, Luxco will be entitled to exercise the Repurchase Option, in the manner set forth in this Section 6.4, for the Award Securities the Company has not elected to purchase (the “Available Securities”). As soon as practicable after the Company has determined that there will be Available Securities, but in any event within 90 days after the Termination Date (or 180 days in the event the Company or any of its Subsidiaries terminates the employment of a Participant without Cause or 240 days in the event a Participant’s employment ceases due to such Participant’s death or Disability), the Company shall give written notice (each, an “Option Notice”) to Luxco setting forth the number of Available Securities and the price for each Available Security as determined pursuant to the provisions of this Article VI.

(b) Luxco may elect to purchase (or cause one or more of its designees to purchase) any number of Available Securities by delivering written notice (an “Election Notice”) to the Company within 20 days after receipt of the Option Notice from the Company.

(c) As soon as practicable, and in any event within ten (10) days after the expiration of the 20-day period set forth above, the Company shall notify the holder(s) of Award Securities as to the number of Award Securities being purchased from such holder(s) by Luxco (each, a “Supplemental Repurchase Notice”). At the time the Company delivers a Supplemental Repurchase Notice to the holder(s) of Award Securities, the Company shall also deliver written notice to Luxco setting forth the number of Award Securities that the Company and Luxco will acquire, the aggregate purchase price and the time and place of the closing of the transaction.

6.5 Closing of Repurchase. The closing of the transactions contemplated by this Article VI will take place on the date designated by the Company in the applicable Repurchase Notice or Supplemental Repurchase Notice, as the case may be, which date will not be more than 60 days after the delivery of such notice. The purchase price of the Award Securities purchased pursuant to the Repurchase Option shall be paid in U.S. dollars and determined based upon the currency exchange rate between Euros and U.S. Dollars as published in the Wall Street Journal on the date preceding the Repurchase Closing. The Company and/or Luxco (or its designees), as the case may be, will pay for the Award Securities to be purchased pursuant to the Repurchase Option by delivery of a check payable to the holder(s) of such Award Securities or a wire transfer; provided that, to the extent the Company at the time of such purchase (i) does not have readily available cash resources (including available revolving credit borrowing capacity) in excess of its working capital and other reasonable cash needs or (ii) is prohibited under the terms of any credit arrangement from paying for such Award Securities by check or wire transfer, the Company may pay for the Award Securities to be purchased pursuant to the Repurchase Option by delivery of a subordinate note or notes bearing interest (compounded semiannually) at a rate per annum equal to the then-applicable interest rate for new borrowings under the senior credit facility of the Company’s Subsidiaries as of the date of such purchase, as determined in good faith by the Board, which note(s) shall be payable upon the first to occur of a Change in Control or the third anniversary of the closing of such purchase, unless the restrictive covenants applicable to any credit arrangement of the Company require a longer maturity period for the note(s) (each, a “Subordinated Note” and, collectively, the “Subordinated Notes”); further provided that, if a Participant is no longer employed by the Company or any of its Subsidiaries as a result of such Participant’s termination with Cause or resignation without Good Reason, the Company may pay for the Award Securities to be purchased pursuant to the Repurchase Option by delivery of, at its option, (i) a check payable to the holder(s) of such Award Securities or a wire transfer, (ii) a Subordinate Note or Subordinated Notes, or (iii) both (i) and (ii) in the aggregate amount of the purchase price for such securities. In addition, the Company may pay the repurchase price for such Award Securities by offsetting such amounts against any bona fide debts owed by Participant to the Company or any of its Subsidiaries. Any notes issued by the Company pursuant to this Section 6.5 shall be subject to any restrictive covenants to which the Company is subject at the time of such purchase. The Company and/or Luxco (or its designees) as the case may be, will receive customary representations and warranties from each seller regarding the sale of Award Securities, including, but not limited to, a representation that such seller has good and marketable title to the Award Securities to be Transferred free and clear of all liens, claims and other encumbrances, and the Company and/or Luxco (or its designees) will be entitled to require all sellers’ signatures be guaranteed by a national bank or reputable securities broker.

6.6 Restrictions on Repurchase. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Award Securities by the Company shall be subject to applicable restrictions contained under the laws of the Netherlands and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit any repurchase of Award Securities hereunder which the Company is otherwise entitled to make and Luxco has not elected to acquire all Award Securities which the Company and Luxco have a right to repurchase pursuant to this Article VI, then the time period for the closing of such repurchase specified in Section 6.5 shall be suspended for a period of up to 12 months with respect to any Award Securities that the Company has elected to purchase within the applicable time periods set forth in Section 6.3, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions but in no event later than twelve months after the initial time period hereunder.

ARTICLE VII

PUBLIC OFFERINGS

7.1 Cooperation in an IPO. In the event that the Company approves an Initial Public Offering, the holders of Options or Award Securities will take all necessary or desirable actions in connection with the consummation of such offering; provided that any recapitalization or restructuring of the Company’s equity in connection with an Initial Public Offering will be effected in accordance with the terms and conditions of the Management Securityholders Addendum and the Company’s organizational documents. In the event that such Initial Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Company’s capital structure will adversely affect the marketability of the offering, each holder of Options or Award Securities will consent to and vote for a recapitalization, reorganization and/or exchange of the Award Securities into securities that the managing underwriters and the Board find acceptable and will take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange (but only if such actions shall be consummated on a pro rata basis among all holders of the Company’s Ordinary Shares in accordance with the distribution mechanics set forth in the Company’s organizational documents).

7.2 Compliance with Laws. Each Option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the securities subject to such Option upon any securities exchange or under any state or federal securities or other law or regulation or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such Option or the issue or purchase of securities thereunder, no such Option may be exercised or paid in Ordinary Shares in whole or in part unless such listing, registration, qualification, consent or approval (a “Required Listing”) shall have been effected or obtained and the holder of the Option will supply the Company with such certificates, representations and information as the Company shall request which are reasonably necessary or desirable in order for the Company to obtain such Required Listing, and shall otherwise cooperate with the Company in obtaining such Required Listing. In the case of officers and other persons subject to Section 16(b) of the

Securities Exchange Act of 1934, as amended (the “1934 Act”), or any similar securities law applicable outside of the United States, the Board may at any time impose any limitations upon the exercise of an Option which, in the Board’s discretion, are necessary or desirable in order to comply with Section 16(b) of the 1934 Act and the rules and regulations thereunder and any similar securities law applicable outside of the United States.

7.3 Purchaser Representative. If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) of the Securities Act or any similar rule under any securities law applicable outside of the United States may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), as a condition to participation in such sale (whether or not obligated to so participate pursuant to the provisions of the Management Securityholders Addendum or otherwise), the holders of Award Securities will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 of the Securities Act) or similar Person (as required under any securities law applicable outside of the United States) reasonably acceptable to the Company. If any holder of Award Securities appoints a purchaser representative or similar Person designated by the Company, the Company will pay the fees of such purchaser representative or similar Person; but if any holder of Award Securities declines to appoint the purchaser representative or similar Person designated by the Company, such holder will appoint another purchaser representative or similar Person and such holder will be responsible for the fees of the purchaser representative or similar Person so appointed.

ARTICLE VIII

RESTRICTIVE COVENANTS

The Company and its Subsidiaries operate in a highly sensitive and competitive commercial environment. As part of their employment with the Company and its Subsidiaries, Participants will be exposed to highly confidential and sensitive information regarding the Company’s and its Subsidiaries’ business operations, including corporate strategy, pricing and other market information, know-how, trade secrets and valuable customer, supplier and employee relationships. It is critical that the Company take all necessary steps to safeguard its legitimate protectible interests in such information and to prevent any of its competitors or any other Persons from obtaining any such information. Therefore, as consideration for the Company’s agreement to grant Options to a Participant, each Participant shall agree to be bound by the following restrictive covenants:

8.1 Confidentiality. Each Participant acknowledges that the information, observations and data obtained by him or her while employed by the Company and its Subsidiaries concerning the business or affairs of the Company or any of its Subsidiaries (“Confidential Information”) are the property of the Company or such Subsidiary. Therefore, each Participant agrees that he or she shall not disclose to any unauthorized Person or use for his or her own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public, other than as a result of such Participant’s acts or omissions. Each Participant shall deliver to the Company or one of its Subsidiaries, at the termination of such Participant’s employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any of its Subsidiaries that he or she may then possess or have under his or her control.

8.2 Assignment of Inventions. Each Participant acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any confidential information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) which relate to the Company’s or any of its Subsidiaries’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by such Participant (whether alone or jointly with others) while employed by the Company and its Subsidiaries (“Work Product”) belong to the Company or such Subsidiary. Each Participant shall promptly disclose such Work Product to the Board and, at the Company’s expense, perform all actions reasonably requested by the Board (whether during or after the period of Participant’s employment) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

8.3 Non-Competition; Non-Solicitation.

(a) Each Participant acknowledges that during the course of his or her employment with the Company and its Subsidiaries he or she has and shall become familiar with the Company’s and its Subsidiaries’ and Affiliates’ corporate strategy, pricing and other market information, know-how, trade secrets, and valuable customer, supplier and employee relationships, and with other Confidential Information concerning the Company and its Subsidiaries and Affiliates, and that his or her services shall be of special, unique and extraordinary value to the Company and its Subsidiaries and Affiliates. Accordingly, Participant agrees that, during his or her employment with the Company and/or its Subsidiaries and for one (1) year thereafter (unless some longer period is specified in any other agreement between Participant and the Company and/or any of its Subsidiaries) (the “Noncompete Period”), Participant shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any Competing Business that conducts operations or sales in Japan, Holland, Germany, Korea, China, Malaysia, Mexico, or Brazil, or in the United States within any of the following states: Michigan, Wisconsin, Illinois, New York, Ohio, Indiana, Connecticut, Iowa, Pennsylvania, Missouri, Massachusetts, California, North Carolina, Texas, Indiana, Illinois, Kentucky, Mississippi, Washington, Tennessee, Virginia, New Jersey, Idaho, Colorado, Alabama, Georgia, South Carolina, Florida, or Maryland (and, in the event the Company and/or any of its Subsidiaries conducts operations or sales in other jurisdictions after the date hereof, such other jurisdictions, provided that the Company updates this list of jurisdictions by delivering written notice to the Participants). Nothing herein shall prohibit any Participant from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as such Participant has no active participation in the business of such corporation.

(b) During the Noncompete Period, each Participant shall not directly or indirectly through another Person (i) induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any employee thereof, (ii) knowingly hire any person who was an employee of the Company or any of its Subsidiaries at any time during the twelve months prior to the termination of such Participant’s employment or (iii) induce or encourage any customer, supplier, licensee, licensor or other business relation of the Company or any of its Subsidiaries to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor or business relation and the Company or any of its Subsidiaries (including, without limitation, making any negative or disparaging statements or communications regarding the Company or any of its Subsidiaries); provided that, in each case, this Section 8.3(b) shall only apply if a Participant shall have done business with, or had supervisory or other responsibility for, the employee, customer, supplier, licensee, licensor, or business relation to which the applicable clause of this Section 8.3(b) applies.

(c) If, at the time of enforcement of this Section 8.3, a court or other governing body shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, each Participant agrees that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court or other governing body shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Each Participant acknowledges that the restrictions contained in this Section 8.3 are reasonable and that he or she has reviewed the provisions of the Plan with his legal counsel.

(d) Each Participant acknowledges that any breach or threatened breach of the provisions of this Section 8.3 would cause the Company and its Subsidiaries irreparable harm. Accordingly, in addition to other rights and remedies existing in its favor, the Company shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). Further, in the event of an alleged breach or violation of this Section 8.3 by any Participant, the Noncompete Period applicable to such Participant shall be tolled until such breach or violation has been duly cured.

8.4 No Restriction on Earning a Living. By his or her acceptance and/or acquisition of an Award, each Participant thereby acknowledges that the provisions of this Article VIII do not preclude such Participant from earning a livelihood, nor do they unreasonably impose limitations on Participant’s ability to earn a living. In addition, each Participant thereby acknowledges that the potential harm to the Company and/or its Subsidiaries of non-enforcement of this Article VIII outweighs any harm to Participant of enforcement (by injunction or otherwise) of this Article VIII against him or her.

8.5 Breach. If at any time after the cessation of a Participant’s employment with the Company and its Subsidiaries such Participant (a) breaches any of the obligations under this Article VIII, then the Company may, by delivery of written notice to such Participant, treat such Participant’s cessation of employment as a termination with Cause for all purposes under the Plan (including giving the Company and Luxco the right to repurchase Award Securities issued to such Participant at Fair Market Value), or (b) engages, after the Non-Compete Period and prior to an Initial Public Offering, in any activity that would be prohibited by Section 8.3(a) or

8.3(b) if it occurred during the Noncompete Period, then the Company may, by delivery of written notice to such Participant, elect to purchase all or any portion of the Award Securities issued to such Participant (to the extent not previously repurchased) at a price per security equal to the Fair Market Value thereof as determined as of a date determined by the Board that is the anticipated date of the Repurchase Closing.

ARTICLE IX

OTHER PROVISIONS

9.1 Indemnification. No member of the Board, nor any person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or Awards made thereunder, and each member of the Board shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company’s Articles of Association, as amended from time to time, or under any agreement between any such member and the Company.

9.2 Termination and Amendment. The Board at any time may suspend or terminate this Plan and make such additions or amendments as it deems advisable under this Plan; provided that, the Board may not change any of the terms of an Award Agreement in a manner adverse to a Participant without the approval of such Participant.

9.3 Taxes.

(a) The Company shall have the right to require Participants or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy his or her minimum federal, state, local and foreign withholding tax requirements, or to deduct from all payments under the Plan amounts sufficient to satisfy such minimum withholding tax requirements. Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state, local and foreign withholding tax requirements.

(b) The Board may, in its discretion permit a Participant to satisfy his or her tax withholding obligation either by (i) surrendering Award Securities owned by the Participant or (ii) having the Company withhold from Award Securities otherwise deliverable to such Participant. Award Securities surrendered or withheld shall be valued at Fair Market Value as of the date on which income is required to be recognized for income tax purposes.

(c) The Company intends for this Plan to comply in all respects with Section 409A of the Code, and the provisions of this Plan shall be interpreted in a manner that is consistent with such intention.

9.4 Withholding. In a situation where, if a Participant were to receive Award Securities, the Company or any of its Affiliates (or a former Affiliate) would be obliged to (or would suffer a disadvantage if it were not to) account for any tax or social security contributions in any jurisdiction for which that Person would be liable by virtue of the receipt of Award Securities or which would be recoverable from that Person (together, the “Tax Liability”), the

Options may not be exercised unless that Person has either (i) made a payment to the Company or any of its Affiliates (or a former Affiliate) of an amount at least equal to the Company’s estimate of the Tax Liability, or (ii) entered into arrangements acceptable to the Company or any of its Affiliates (or a former Affiliate) to secure that such a payment is made (whether by authorizing the sale of some or all of the Award Securities on his or her behalf and the payment to the Company or any of its Affiliates (or a former Affiliate) of the relevant amount out of the proceeds of sale or otherwise).

9.5 Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and securities offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Options were granted) about the Participant and his participation in the Plan.

9.6 Notices. Notices required or permitted to be made under the Plan shall be in writing and shall be deemed given, delivered and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:00 p.m. (New York time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile later than 5:00 p.m. (New York time) on any business day and earlier than 11:59 p.m. (New York time) on the day preceding the next business day, (iii) one (1) business day after when sent, if sent by nationally recognized overnight courier service (charges prepaid), and (iv) actual receipt by the Person to whom such notice is required to be given. All notices shall be addressed (a) to a Participant at such Participant’s address as set forth in the books and records of the Company and its Subsidiaries, or (b) to the Company or the Board at the principal office of the Company clearly marked “Attention: Management Board”.

9.7 Severability. Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Plan shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

9.8 Prior Agreements. The Original Plan is amended, restated and superseded by the Plan in its entirety; provided that, notwithstanding the foregoing or anything else to the contrary in the Plan, nothing herein shall relieve any Participant from any liability for any breach prior to the effective date of the Plan and any provision so breached shall not be superseded by the Plan for purposes of actions taken in connection with such breach and liabilities related thereto. No provision of any employment, severance, incentive award, or other similar agreement entered into by a Participant, on the one hand, and any Subsidiary of the Company, on the other hand, prior to the effective date of the Plan (other than any Award Agreement issued under the Original Plan) shall modify or have any effect in any manner on any provision of the Plan or any term or condition of any Award Agreement to which such Participant is a party. Without limiting the generality of the foregoing, any provision in any such agreement that purports to apply in any manner to options, securities, equity-based awards or the like shall not apply to or have any effect on any Awards under the Plan.

9.9 Governing Law and Forum; Waiver of Jury Trial. The Plan shall be construed and interpreted in accordance with the laws of the State of New York, United States. Each Participant who accepts an Award thereby agrees that any suit, action or proceeding brought by or against such Participant in connection with this Plan shall be brought solely in the state and federal courts sitting in the State of New York, County of New York, United States, and each Participant consents to the jurisdiction and venue of each such court. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF HIS OR HER RIGHTS OR OBLIGATIONS HEREUNDER.

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Exhibit A

Management Securityholders Addendum

See attached document.